UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 14, 2005

AROTECH CORPORATION (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23336 (Commission File Number)	95-4302784 (IRS Employer Identification No.)

354 Industry Drive, Auburn, Alabama (Address of Principal Executive Offices)	36830 (Zip Code)

Registrant’s telephone number, including area code:	(334) 502-9001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On August 15, 2005, Arotech Corporation (the “Registrant”) publicly disseminated an earnings release (the “Release”) announcing our financial results for the quarter and nine months ended September 30, 2005. A copy of the Release is attached as Exhibit 99.1 hereto.

The information included in the attached Exhibit 99.1 is being furnished pursuant to Item 2.02 of Form 8-K, insofar as it discloses historical information regarding the Registrant’s results of operations and financial condition as of and for the quarter and nine months ended September 30, 2005. In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

To supplement the consolidated financial results as determined in accordance with generally accepted accounting principles (“GAAP”), the Release presents a non-GAAP financial measure, “EBITDA” (Earnings Before Interest, Taxes, Depreciation and Amortization). We believe that the use of EBITDA enhances overall understanding of our current financial performance. As required by the Securities and Exchange Commission, EBITDA is reconciled to Net Profit (Loss) in the Release.

Item 9.01 Financial Statements and Exhibits.

As described above, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Earnings press release dated November 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION (Registrant)

By:	/s/ Robert S. Ehrlich
Name: Robert S. Ehrlich
Title: Chairman, President and CEO

Dated: November 15, 2005

EXHIBIT INDEX

As described above, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Earnings press release dated November 14, 2005